UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2007

Manor Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10858	34-1687107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Summit Street, Toledo, Ohio		43604-2617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-252-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 21, 2007, Manor Care, Inc. (the “Company” or “Manor Care”), announced the completion of the merger of MCHCR-CP Merger Sub Inc., a Delaware corporation (the “Merger Sub”), with and into the Company.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 21, 2007, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been consummated and, accordingly, the holders of Manor Care’s stock (other than shares held in the Company’s treasury or owned by Merger Sub or Merger Sub’s sole stockholder) had, except as otherwise agreed, become entitled to receive $67.00 per share in cash, without interest, for each share of Manor Care common stock. The Company requested that trading of Manor Care common stock on the NYSE be suspended, effective at the opening of business on the business day immediately following the closing of the Merger.

Item 3.03. Material Modification to Rights of Security Holders

On December 21, 2007, pursuant to the terms of the Merger Agreement, each share of Manor Care common stock (other than shares held in the Company’s treasury or owned by Merger Sub or Merger Sub’s sole stockholder) issued and outstanding immediately prior to the effective time of the Merger was, except as otherwise agreed, canceled and automatically converted into the right to receive $67.00 per share in cash, without interest.

Item 8.01 Other Events.

A copy of the press release issued by the Company on December 21, 2007, announcing the consummation of the Merger is attached as an exhibit hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

The exhibits to this report are listed in the Exhibit index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manor Care, Inc.

December 21, 2007	By:
/s/ Paul A. Ormond
Name: Paul A. Ormond
Title: Chairman, President and Chief Executive Officer

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 21, 2007, issued by Manor Care, Inc.